AMENDED AND RESTATED
                              CERTIFICATE OF TRUST
                                       OF
                       WASHINGTON WATER POWER CAPITAL III


          THIS Amended and Restated  Certificate  of Trust of  Washington  Water
Power Capital III (the "Trust") is being duly executed and filed by the undersigned, as trustee of the Trust, to amend and restate the original Certificate of Trust of the Trust (the "Certificate of Trust"), which was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on November 4, 1996, under the Delaware Statutory Trust Act (12 DEL. C.ss.3801, ET SEQ.) (the "Act").

          1.   NAME. The name of the statutory trust is AVA Capital Trust III.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are SunTrust Delaware Trust Company, 1011 Centre Road, Suite 205, Wilmington, DE 19805.

          3. EFFECTIVE DATE. This Amended and Restated Certificate of Trust shall be effective upon the date and time of filing.

          4. COUNTERPARTS. This Certificate of Trust may be executed in one or more counterparts.

                            [Signature page follows]

          IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Amended and Restated Certificate of Trust in accordance with
Section 3811(a) of the Act.

                                        MALYN K. MALQUIST, as Regular Trustee





                                          /S/ MALYN K. MALQUIST
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